Exhibit 99. 1

Synacor Reports Fourth Quarter and Fiscal 2013 Results

•	Quarterly revenue of $29.4 million

•	Annual revenue of $111.8 million

•	Quarterly adjusted EBITDA of $2.8 million

•	Annual adjusted EBITDA of $6.5 million

•	3-year agreement with Google renewed on same revenue-share terms

•	$5 million stock repurchase program authorized

•	CEO succession plan announced

BUFFALO, N.Y., March 05, 2014 (GLOBE NEWSWIRE) - Synacor Inc. (NASDAQ: SYNC), the leading provider of next-gen startpages, homescreens, award-winning TV Everywhere solutions and cloud-based Identity Management (IDM) services, across multiple devices for cable, satellite, telecom and consumer electronics companies in the U.S. and abroad, today announced its financial results for the fourth quarter and fiscal 2013.

“Throughout 2013 and most intensively in our fourth quarter, Synacor made significant progress developing new products for multi-device touchscreen and mobile products and for use in domestic and international markets. We’re particularly excited about our latest Android homescreen, TV Everywhere search & discovery interfaces, and authentication offerings. We plan to aggressively rollout these new products during the next two quarters of this year and we’re encouraged by the early market reception,” said Synacor President and CEO Ron Frankel. “Continuing our Google partnership for the next three years underscores the strength of our offerings. Synacor is well-positioned to seize the attractive market opportunities for our products, and the Board’s authorization of a $5 million stock repurchase program reinforces that confidence.”

Q4 2013 Financial Results

Revenue: For the fourth quarter of 2013, total revenue was $29.4 million, compared to $32.2 million in the fourth quarter of 2012. Search and display advertising revenue was $24.0 million, compared to $27.1 million in the fourth quarter of 2012. Subscription-based revenue was $5.4 million, compared to $5.1 million in the fourth quarter of 2012.

Net Income: For the fourth quarter of 2013, net income was $0.2 million, compared to net income of $0.8 million in the fourth quarter of 2012. Diluted earnings per share, or EPS, was $0.01. Net income includes stock-based compensation expense of $0.7 million, or $0.03 per share, in the fourth quarter of 2013, as compared to $0.5 million, or $0.02 per share, in the fourth quarter of 2012. The diluted EPS calculation for the fourth quarter of 2013 is based on 27.6 million weighted average fully diluted common shares outstanding. The diluted EPS calculation for the fourth quarter of 2012 was based on 28.6 million shares.

Adjusted EBITDA: For the fourth quarter of 2013, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), which excludes stock-based compensation expense, was $2.8 million, or 9% of revenue, compared to $3.5 million, or 11% of revenue, in the fourth quarter of 2012.

Key Business Metrics: For the fourth quarter of 2013, Synacor averaged 20.0 million unique visitors per month, compared to 20.3 million in the fourth quarter of 2012. Search queries were 158 million for the fourth quarter of 2013, compared to 225 million in the fourth quarter of 2012. Advertising impressions were 9.7 billion, compared to 11.7 billion in the fourth quarter of 2012.

Cash: For the fourth quarter of 2013, Synacor generated $4.5 million in cash from operating activities, compared to $4.8 million in the fourth quarter of 2012.

Fiscal 2013 Financial Results

Revenue: For fiscal 2013, total revenue was $111.8 million, compared to $122.0 million in fiscal 2012. Search and display advertising revenue was $90.4 million, compared to $101.6 million in fiscal 2012. Subscription-based revenue was $21.4 million, compared to $20.4 million in fiscal 2012.

Net Income: For fiscal 2013, net loss was $1.4 million, compared to net income of $3.8 million in fiscal 2012. Diluted earnings per share, or EPS, was a loss of $0.05. Net income includes stock-based compensation expense of $2.6 million, or $0.09 per share, in fiscal 2013, as compared to $2.0 million, or $0.07 per share, in fiscal 2012. The diluted EPS calculation for fiscal 2013 is based on 27.3 million weighted average fully diluted common shares outstanding. The diluted EPS calculation for fiscal 2012 was based on 28.1 million shares.

Adjusted EBITDA: For fiscal 2013, adjusted EBITDA, which excludes stock-based compensation expense, was $6.5 million, or 6% of revenue, compared to $11.6 million, or 10% of revenue, in fiscal 2012.

Key Business Metrics: For fiscal 2013, Synacor averaged 19.8 million unique visitors per month, compared to 20.4 million in fiscal 2012. Search queries were 712 million for fiscal 2013, compared to 968 million in fiscal 2012. Advertising impressions were 41.0 billion, compared to 42.2 billion in fiscal 2012.

Cash: For fiscal 2013, Synacor generated $5.2 million in cash from operating activities, compared to $14.7 million in fiscal 2012. The company ended the year with $36.4 million in cash and cash equivalents, compared to $41.9 million at the end of the prior year.

Business Outlook

Based on information available as of March 5, 2014, the company is providing financial guidance for the first quarter and fiscal 2014 as follows:

•	Q1 2014 Guidance: Revenue for the first quarter of 2014 is projected to be in the range of $24.0 million to $25.0 million. For the first quarter of 2014, the company expects to report adjusted EBITDA of ($1.2) million to ($0.7) million.

•	Fiscal 2014 Guidance: Revenue for the full year of 2014 is projected to be in the range of $100.0 million to $105.0 million. For the full year of 2014, the company expects to report adjusted EBITDA of $2.0 million to $5.0 million.

2014 CEO Succession Plan

Synacor also announced today it will begin the process to identify a successor to the company’s President and Chief Executive Officer, Ron Frankel. Mr. Frankel, who has led the company since 2001, will remain in his current role until his successor is named. Thereafter, he will remain on the Synacor Board of Directors and continue as an advisor.

“I am incredibly proud of our team, our growth, our many innovations, and all we have accomplished in connecting consumers to the content and services offered by our customers and partners, anytime, anywhere, no matter the device,” said Frankel. “I have had the privilege of being the CEO of Synacor for over a decade and I now feel the time is right for a successor to take the company to the next level.”

“On behalf of the Board, I would like to thank Ron for his leadership, dedication and innumerable contributions to Synacor,” said Synacor Chairman Jordan Levy. “We respect his decision to step down after 13 years of dedicated service and we’re grateful for the strong foundation he is leaving his successor. We have retained a top national search firm and are confident in our ability to attract new leadership to the company that will take us to a higher level of growth and prosperity. We are delighted Ron has agreed to remain fully engaged as CEO until his successor is named.”

Stock Repurchase Program

Synacor announced today that its Board of Directors has authorized a stock repurchase program under which the company may repurchase up to $5 million of its outstanding common stock. Synacor plans to make such purchases at prevailing prices, subject to applicable rules and regulations of the Securities and Exchange Commission.

Any purchases under the stock repurchase program may be made, from time to time, in the open market, through block trades or otherwise. The program does not obligate Synacor to acquire any particular amount of common stock and purchases may be commenced or suspended at any time, or from time to time, without prior notice based on market conditions and other factors.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the fourth quarter and fiscal 2013 financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the Internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 4802704, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website through March 14, 2014. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 4802704.

About Synacor

Synacor’s white-label platform enables cable, satellite, telecom and consumer electronics companies to deliver TV Everywhere, digital entertainment, cloud-based services and apps to their end-consumers across multiple devices, strengthening those relationships while monetizing the engagement. In addition, Synacor offers digital ad inventory for brands wanting a customized, targeted, programmatic means of reaching their audiences. Synacor (NASDAQ: SYNC), is headquartered in Buffalo, NY, with tech hubs in Toronto, Ottawa and Boston, and ad sales offices in New York, Detroit and Los Angeles. For more information, visit synacor.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance (including, without limitation, statements and information in the Business Outlook section and the quotations from management), as well as Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies; the loss of a significant customer; our ability to obtain new customers; expectations regarding consumer taste and user adoption of applications and solutions; developments in Internet browser software and search advertising technologies; CEO succession planning; general economic conditions; expectations regarding the company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and display advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s most recent Form 10-Q filed with the SEC on November 14, 2013. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of March 5, 2014, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:

Denise Garcia, Managing Director

ICR

ir@synacor.com

716-362-3309

Press Contact:

Meredith Roth, VP, Corporate Communications

Synacor

mroth@synacor.com

646-380-5141

The Synacor logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11609

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of December 31,	As of December 31,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$41,944	$36,397
Accounts receivable, net	15,624	14,569
Deferred income taxes	1,999	314
Prepaid expenses and other current assets	1,831	1,691

Total current assets	61,398	52,971
Property and equipment, net	11,043	14,085
Deferred income taxes, non-current	2,527	4,455
Other long-term assets	543	348
Goodwill	819	1,565
Convertible promissory note	—	1,000
Investment in equity interest	—	365

Total Assets	$76,330	$74,789

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,204	$13,573
Accrued expenses and other current liabilities	7,328	5,177
Current portion of capital lease obligations	2,127	1,946

Total current liabilities	23,659	20,696
Long-term portion of capital lease obligation	1,712	885
Other long-term liabilities	148	977

Total Liabilities	25,519	22,558

Stockholders’ Equity:
Common stock	275	277
Treasury stock	(569)	(569)
Additional paid-in capital	99,449	102,226
Accumulated deficit	(48,338)	(49,705)
Accumulated other comprehensive (loss) income	(6)	2

Total stockholders’ equity	50,811	52,231

Total liabilities and stockholders’ equity	$76,330	$74,789

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2013	2012	2013
Revenue	$32,178	$29,406	$121,981	$111,807
Costs and operating expenses:
Cost of revenue (1)	17,188	15,757	66,620	59,622
Research and development (1)(2)	6,974	6,911	25,603	28,458
Sales and marketing (2)	2,344	1,792	9,120	8,124
General and administrative (1)(2)	2,627	2,891	11,011	11,663
Depreciation	1,083	1,262	3,779	4,650

Total costs and operating expenses	30,216	28,613	116,133	112,517

Income (loss) from operations	1,962	793	5,848	(710)

Other (expense) income	(6)	(7)	1	(37)
Interest expense	(62)	(54)	(270)	(193)

Income (loss) before income taxes and equity interest	1,894	732	5,579	(940)
Provision (benefit) for income taxes	1,104	313	1,764	(134)
Loss in equity interest	—	(246)	—	(561)

Net income (loss)	$790	$173	$3,815	$(1,367)

Net income (loss) per share:
Basic	$0.03	$0.01	$0.16	$(0.05)

Diluted	$0.03	$0.01	$0.14	$(0.05)

Weighted average shares used to compute net income (loss) per share:
Basic	27,132,303	27,345,725	24,411,194	27,306,882

Diluted	28,611,056	27,608,561	28,097,313	27,306,882

Notes:
(1) Exclusive of depreciation shown separately.
(2) Includes stock-based compensation as follows:

	Three months ended December 31,		Twelve months ended December 31,
	2012	2013	2012	2013
Research and development	$150	$324	$523	$1,184
Sales and marketing	112	99	404	348
General and administrative	234	276	1,072	1,029

	$496	$699	$1,999	$2,561

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended
	December 31,
	2012	2013
Cash Flows from Operating Activities:
Net income (loss)	$3,815	$(1,367)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,779	4,650
Stock-based compensation expense	1,999	2,561
Loss on disposal of property and equipment	35	—
Deferred income taxes	1,557	(243)
Loss in equity interest	—	561
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	(1,288)	1,055
Prepaid expenses and other current assets	253	189
Other long-term assets	380	220
Accounts payable	2,335	(527)
Accrued expenses and other current liabilities	1,715	(2,205)
Other long-term liabilities	77	334

Net cash provided by operating activities	14,657	5,228

Cash Flows from Investing Activities:
Purchases of property and equipment	(4,269)	(5,920)
Investment in equity interest	—	(926)
Cash paid for business acquisition	(600)	(1,011)
Purchase of convertible promissory note	—	(1,000)

Net cash used in investing activities	(4,869)	(8,857)

Cash Flows from Financing Activities:
Repayment on bank financing	(250)	—
Repayments on capital lease obligations	(2,336)	(2,121)
Proceeds from exercise of common stock options	1,212	195
Proceeds from initial public offering	25,364	—
Initial public offering costs	(2,753)	—

Net cash provided by (used in) financing activities	21,237	(1,926)

Effect of exchange rate changes on cash and cash equivalents	(6)	8
Net increase (decrease) in cash and cash equivalents	31,019	(5,547)
Cash and cash equivalents at beginning of period	10,925	41,944

Cash and cash equivalents at end of period	$41,944	$36,397

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net income (loss) to adjusted EBITDA for each of the periods indicated:

	Three months ended December 31,		Twelve months ended December 31,
	2012	2013	2012	2013
Reconciliation of Adjusted EBITDA:
Net income (loss)	$790	$173	$3,815	$(1,367)
Provision (benefit) for income taxes	1,104	313	1,764	(134)
Interest expense	62	54	270	193
Other expense	6	7	(1)	37
Depreciation	1,083	1,262	3,779	4,650
Loss in equity interest	—	246	—	561
Stock-based compensation	496	699	1,999	2,561

Adjusted EBITDA	$3,541	$2,754	$11,626	$6,501

Synacor, Inc.

Key Business Metrics

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2013	2012	2013
Key Business Metrics:
Unique Visitors (1)	20,297,897	19,954,367	20,440,169	19,818,670
Search Queries (2)	225,339,761	157,765,151	968,233,560	711,992,036
Advertising Impressions (3)	11,712,643,988	9,688,051,226	42,170,186,571	40,982,588,804

Notes:

(1)	Reflects the number of unique visitors to our customers’ websites computed on an average monthly basis during the applicable period, as measured by comScore.
(2)	Reflects the total number of search queries during the applicable period, as reported by Google.
(3)	Reflects the total number of advertising impressions during the applicable period, as reported by DoubleClick and other partners.